EXHIBIT 5.1

[STRADLING YOCCA CARLSON & RAUTH LETTERHEAD]

March 1, 2002

CKE Restaurants, Inc.
3916 State Street, Suite 300
Santa Barbara, California 93105

     Re: Registration Statement on Form S-8

Dear Ladies and Gentlemen:

     At your request, we have examined the form of Registration Statement on Form S-8 (the “Registration Statement”) being filed by CKE Restaurants, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,630,873 shares of the Company’s common stock, $.01 par value (“Common Stock”), issuable under the Santa Barbara Restaurant Group, Inc. 1998 Stock Incentive Plan, the Timber Lodge Steakhouse, Inc. 1995 Stock Option Plan, the GB Foods Corporation 1991 Incentive Stock Option Plan, the GB Foods Corporation 1990 Incentive Stock Option Plan and the GB Foods Corporation 1989 Non-Qualified Stock Option Plan (collectively, the “Plans”) and an aggregate of 49,100 shares of Common Stock issuable by the Company upon the exercise of stock options granted outside of a stock option plan.

     We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the securities referred to above.

     Based on the foregoing, it is our opinion that the 1,630,873 shares of Common Stock, when issued under the Plans against full payment therefor in accordance with the respective terms and conditions of the Plans, will be legally and validly issued, fully paid and nonassessable, and that the 49,100 shares of Common Stock, when issued pursuant to the terms of the related stock option grants and against full payment therefor in accordance with the terms and conditions of such grants, will be legally and validly issued, fully paid and nonassessable.

CKE Restaurants, Inc.
March 1, 2002
Page Two

     We consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Stradling Yocca Carlson & Rauth

STRADLING YOCCA CARLSON & RAUTH